Exhibit 10.23

HINES-SUMISEI NY CORE OFFICE TRUST II

ARTICLES OF AMENDMENT OF
DECLARATION OF TRUST

          HINES-SUMISEI NY CORE OFFICE TRUST II, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

          FIRST: The Trust desires to amend its Declaration of Trust as currently in effect (the “Declaration of Trust”).

          SECOND: Section 6.3 of the Declaration of Trust is amended as follows:

          (a) The first two sentences of the first paragraph of Section 6.3 are hereby replaced in their entirety with the following:

     “59,925 of the Preferred Shares shall be of a class designated “Class A Preferred Shares” (the “Class A Preferred Shares”), 39,950 of the Preferred Shares shall be of a class designated “Class B Preferred Shares” (the “Class B Preferred Shares”), and 125 of the Preferred Shares shall be of a class designated “12.5% Class C Cumulative Non-Voting Preferred Shares” (the “Class C Preferred Shares”). The rights, preferences, privileges, and restrictions granted to and imposed on the Class A Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares are set forth below in this Section 6.3 and elsewhere in this Declaration of Trust.”

          (b) The following is inserted in the Declaration of Trust as Section 6.3(c):

          “(c) Class C Preferred Shares.

          (i) Rank. The Class C Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank senior to all classes or series of Common Shares, other classes or series of Preferred Shares of the Trust (including, without limitation, Class A Preferred Shares and Class B Preferred Shares), and to all other equity securities issued by the Trust; provided, however, that the term “equity securities” shall not include convertible debt securities.

          (ii) Dividends.

               (A) Holders of the then outstanding Class C Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 12.5% of the total of $1,000.00 liquidation preference per annum plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Class C Preferred Share is issued, such issue date to be contemporaneous with the receipt by the Trust of subscription funds for the Class C Preferred Shares (the “Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). Any dividend payable on the Class C Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on June 30, 2005 will be for less than the full dividend period). A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent “dividend period,”

the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the shares records of the Trust at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Trustees of the Trust for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

               (B) No dividends on Class C Preferred Shares shall be declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

               (C) Notwithstanding the foregoing, dividends on the Class C Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 6.3(c)(ii)(B) hereof at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Furthermore, dividends will be declared and paid when due in all events to the fullest extent permitted by law and, if revaluation of the Trust or its assets would permit payment of dividends which would otherwise be prohibited, then such revaluation shall be done. Accrued but unpaid dividends on the Class C Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.

               (D) Except as provided in Section 6.3(c)(ii)(E) below, unless full cumulative dividends on the Class C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Shares or in shares of any class or series of Preferred Shares ranking junior to the Class C Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Shares, or any Preferred Shares of the Trust ranking junior to the Class C Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any Preferred Shares of the Trust ranking junior to the Class C Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Class C Preferred Shares as to dividends and upon liquidation and except for transfers made pursuant to the provisions of Article VII).

               (E) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Class C Preferred Shares, all dividends declared upon the Class C Preferred Shares shall be declared pro rata.

               (F) Any dividend payment made on shares of the Class C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Class C Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares in excess of full cumulative dividends on the Class C Preferred Shares as described above.

          (iii) Liquidation Preference.

               (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Class C Preferred Shares then outstanding are entitled to be paid out of the assets of the Trust, legally available for distribution to its shareholders, a liquidation preference of $1,000.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, plus, if applicable, the Redemption Premium (as defined below) then in effect, before any distribution of assets is made to holders of Common Shares or any class or series of Preferred Shares of the Trust that ranks junior to the Class C Preferred Shares as to liquidation rights.

               (B) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Class C Preferred Shares, then the holders of the Class C Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

               (C) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class C Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

               (D) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 15 nor more than 60 days prior to the payment date stated therein, to each record holder of the Class C Preferred Shares at the respective addresses of such holders as the same shall appear on the shares transfer records of the Trust.

               (E) The consolidation or merger of the Trust with or into any other corporation, trust or entity or of any other entity with or into the Trust, or the sale, lease or conveyance of all or substantially all of the assets or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

          (iv) Redemption.

               (A) Right of Optional Redemption. The Trust, at its option and upon not less than 15 nor more than 60 days’ written notice, may redeem shares of the Class C Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $1,000.00 per share, plus all accrued and unpaid dividends thereon, whether or not declared, to and including the date fixed for redemption (except as provided in Section 6.3(c)(iv)(C) below), plus a redemption premium per share (each, a “Redemption Premium”) as follows: (1) until December 31, 2006, $200; (2) from January 1, 2007 to December 31, 2007, $150; (3) from January 1, 2008 to December 31, 2008, $100; (4) from January 1, 2009 to December 31, 2009, $50; and (5) thereafter, no Redemption Premium. If less than all of the outstanding Class C Preferred Shares are to be redeemed, the Class C Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Trust.

               (B) Limitations on Redemption. Unless full cumulative dividends on all Class C Preferred Shares shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Class C

Preferred Shares shall be redeemed unless all outstanding Class C Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Class C Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Class C Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Trust of shares transferred to a Charitable Trust (as defined in Section 7.1) pursuant to Article VII in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Class C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Class C Preferred Shares.

               (C) Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of Class C Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Class C Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

               (D) Procedures for Redemption.

                    (I) Notice of redemption will be mailed by or on behalf of the Trust, postage prepaid, not less than 15 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Class C Preferred Shares to be redeemed at their respective addresses as they appear on the shares transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Class C Preferred Shares except as to the holder to whom notice was defective or not given.

                    (II) In addition to any information required by law or by the applicable rules of any exchange upon which Class C Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the redemption date; (b) the redemption price; (c) the number of Class C Preferred Shares to be redeemed; (d) the place or places where the Class C Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Class C Preferred Shares held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of Class C Preferred Shares held by such holder to be redeemed.

                    (III) If notice of redemption of any Class C Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Class C Preferred Shares so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Class C Preferred Shares, such Class C Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Class C Preferred Shares to be redeemed shall surrender such Class C Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Class C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Class C Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the Class C Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Class C Preferred Shares without cost to the holder thereof.

                    (IV) The deposit of funds with a bank or trust corporation for the purpose of redeeming Class C Preferred Shares shall be irrevocable except that:

                         (a) the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                         (b) any balance of monies so deposited by the Trust and unclaimed by the holders of the Class C Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

               (E) Application of Article VII. The Class C Preferred Shares are subject to the provisions of Article VII, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust.

               (F) Status of Redeemed Shares. Any Class C Preferred Shares that shall at any time have been redeemed or otherwise acquired by the Trust shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board of Trustees.

          (v) Voting Rights. Holders of the Class C Preferred Shares will not have any voting rights.

          (vi) Conversion. The Class C Preferred Shares are not convertible into or exchangeable for any other property or securities of, or interest in, the Trust.”

          THIRD: Section 6.6 of the Declaration of Trust is amended by inserting the following as Section 6.6(e):

     “(e) Notwithstanding the foregoing provisions of this Section 6.6, no dividends (other than in Common Shares or in shares of any class or series of Preferred Shares ranking junior to the Class C Preferred Shares as to dividends and upon liquidation) shall be paid on the Class A Preferred Shares or the Class B Preferred Shares unless full cumulative dividends on the Class C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period.”

          FOURTH: Section 9.4 of the Declaration of Trust is hereby replaced in its entirety with the following:

     “Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or the Bylaws, or an express restriction adopted by the Trustees by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction; provided that the terms of the transactions are: (i) no less favorable to the Trust than would be obtained in a transaction with an unaffiliated party; (ii) approved by the Advisory Committee (as defined in the Fifth Amended and Restated Agreement of Limited Partnership of the Holding Partnership (the “HP Partnership Agreement”)); or (iii) contemplated by the HP Partnership Agreement.”

          FIFTH: The amendment to the Declaration of Trust as hereinabove set forth, including the reclassification and designation of 75 Class A Preferred Shares and 50 Class B Preferred Shares as Class C Preferred Shares, has been duly advised and approved by the Board of Trustees and approved by the shareholders of the Trust as required by law and the terms of the Declaration of Trust.

          SIXTH: The undersigned President acknowledges these Articles of Amendment to be the act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 27th day of December, 2004.

HINES-SUMISEI NY CORE OFFICE TRUST II
By:	/s/ Charles N. Hazen
	Name:	Charles N. Hazen
	Title:	President

ATTEST:

By:	/s/ Sherri W. Schugart
	Name:	Sherri W. Schugart
	Title:	Secretary